Exhibit 99.1
Contacts:

William (B.J.) Lehmann, J.D.	Lisa M. Wilson
President and Chief Operating Officer	In-Site Communications
Tel: (216) 431-9900	Tel: (917) 543-9932
bjlehmann@athersys.com	lwilson@insitecony.com
ATHERSYS REPORTS 2008 FIRST QUARTER RESULTS
Obesity and Stem Cell Programs Continue to Progress
Cleveland, OHIO, (May 8, 2008) – Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the quarter ended March 31, 2008.
First Quarter Highlights Include:
•	Revenues of $0.8 million and a net loss of $4.7 million were recorded for the quarter ended March 31, 2008;

•	A Phase I clinical trial of ATHX-105, a highly selective 5HT2c agonist being developed as an obesity therapy, was completed with favorable results;

•	Clinical trial preparations and supporting operations for initial Phase I studies for MultiStem® for acute myocardial infarction (AMI) and Graft-versus-Host Disease (GvHD) are underway;

•	Preparations for an ATHX-105 Phase II clinical trial to be initiated in the United States in the second half of 2008 are being conducted;

•	The quarter was completed with a favorable capital position of $44.8 million in cash, cash equivalents and available-for-sale securities.
“We continue to advance our lead development candidates, namely ATHX-105 for obesity, and MultiStem for the treatment of cardiovascular disease and for the treatment of complications associated with hematopoietic stem cell transplantation associated with treating certain types of cancers. We are working to achieve meaningful clinical development activity through the remainder of the year,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “In addition, we continue to make progress with our earlier stage programs. Our cash position is strong and will support our operations through important development milestones for our lead programs.”
First Quarter Results
     Revenues for the three months ended March 31, 2008 decreased to $0.8 million from $0.9 million for the comparable period in 2007, due principally to a decrease in grant revenues during the period. Research and development expenses increased to $4.3 million for the three months ended March 31, 2008 from $2.4 million for the comparable period in 2007, reflecting, among other things, an increase in clinical and preclinical development costs associated with ATHX-105, the Company’s lead obesity product candidate, and the MultiStem® programs for AMI and GvHD. General and administrative expenses increased to $1.5 million for the three months ended March 31, 2008 from $608,000 for the comparable period in 2007, due principally to increases in stock compensation expense, legal and professional fees incurred in connection with the annual audit and annual report, Sarbanes-Oxley compliance, board of directors fees and other expenses associated with the Company’s public company status. Interest income increased to $0.5 million during the three months ended March 31, 2008 from $0.05 million for the comparable period in 2007 due to the increase in the Company’s average cash and investment balances. Interest expense decreased to $0.1 million for the three months ended March 31, 2008 from $0.3 million for the comparable period in 2007 due principally to the conversion of the Company’s promissory notes in connection with its June 2007 equity offering.
As of March 31, 2008, cash, cash equivalents and available-for-sale securities totaled $44.8 million.
Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. (Eastern Daylight Savings Time) to review the results. Gil Van Bokkelen, Chairman and Chief Executive Officer, and William (B.J.) Lehmann, President and Chief Operating Officer, will host the call. Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live Internet broadcast on the Company’s website at www.athersys.com under the Investor Relations section.
A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Standard Time) on May 22, 2008 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 43257503.
About Athersys, Inc.
Athersys is a biopharmaceutical company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. In addition to its lead product candidate, ATHX-105, the Company is developing other orally active pharmaceutical product candidates for the treatment of metabolic and central nervous system disorders, utilizing proprietary technologies, including Random Activation of Gene Expression (RAGE). Athersys is developing MultiStem®, a patented, adult-derived “off-the-shelf” stem cell product platform for multiple disease indications, including damage caused by myocardial infarction, bone marrow transplantation/oncology support, ischemic stroke and other indications
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face that could cause actual results to differ materially from those implied by forward-looking statements are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: the possibility of delays in, adverse results of, and excessive costs of the development process; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; and the success of our competitors and the emergence of new competitors. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
(Tables Follow)

Athersys, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Note)
Assets
Cash, cash equivalents and available-for-sale securities	$44,797	$49,575
Other current assets	1,652	1,718
Equipment, net	402	387
Other long-term assets	537	545

Total assets	$47,388	$52,225

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$2,882	$2,810
Debt, current and long-term	1,013	1,784
Total stockholders’ equity	43,493	47,631

Total liabilities and stockholders’ equity	$47,388	$52,225

Note: The Condensed Consolidated Balance Sheet Data at December 31, 2007 has been derived from the audited financial statements as of that date.

Athersys, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Month ended March 31,
	2008	2007
	(Unaudited)
Revenues
License fees	$390	$310
Grant revenue	402	569

Total revenues	792	879

Costs and Expenses
Research and development	4,315	2,365
General and administrative	1,481	608
Depreciation	57	80

Total costs and expenses	5,853	3,053

Loss from operations	(5,061)	(2,174)

Interest income and other	459	47
Interest expense	(62)	(333)
Accretion of premium on convertible debt	—	(260)
Net loss	$(4,664)	$(2,720)

Preferred stock dividends	—	(375)

Net loss attributable to common stockholders	$(4,664)	$(3,095)

Basic and diluted net loss per common share attributable to common stockholders	$(0.25)	$(10.54)

Weighted average shares outstanding, basic and diluted	18,927,988	293,770